Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Calibre Energy, Inc.
Washington DC

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 our report dated April 28, 2006 relating to the financial statements as of December 31, 2005 and for the period from inception (August 17, 2005) to December 31, 2005, included herein. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

May 2, 2006